UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2008

VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

11455 El Camino Real, Suite 460, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)
800-228-4728
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 22, 2008, Volcano Corporation, or Volcano, entered into a merger agreement with Axsun Technologies, Inc., or Axsun, a privately-held Delaware corporation, whereby a wholly-owned merger subsidiary of Volcano will merge with and into Axsun, with Axsun continuing as the surviving corporation and a wholly-owned subsidiary of Volcano.
     Under the terms of the merger agreement, Volcano will acquire all of the outstanding equity interests in Axsun for merger consideration totaling $21,500,000 million, payable in cash. The merger consideration is subject to a positive or negative working capital adjustment to the extent that Axsun’s working capital is greater than (or less than) $5,000,000. Axsun will have no indebtedness as of the Closing.
     At the closing of the merger, $2,270,000 of the aggregate merger consideration otherwise payable at closing will be contributed to two escrow accounts to secure indemnification rights of Volcano, the first of which will hold $2,150,000 and be available for 15 months to indemnify Volcano and related indemnitees for certain matters, including breaches of representations and warranties and covenants included in the merger agreement with the second holding $120,000 and being available, in addition to the general escrow, to indemnify Volcano and related indemnitees for damages arising from the exercise of appraisal rights by the former stockholders of Axsun. An additional $270,000 of the aggregate merger consideration otherwise payable at closing will be contributed to a reserve fund to defray, offset or pay charges, costs or other liabilities incurred by the representative of the former stockholders of Axsun in connection with merger agreement or the escrow agreement.
     Both Volcano and Axsun have agreed to customary representations and warranties, covenants and termination rights in the merger agreement, and both have the right to terminate the merger agreement under certain circumstances, including anytime after January 31, 2009, if the other party has not satisfied its conditions to closing on or before that date.
     The merger has been approved by the boards of directors of both Volcano and Axsun. No vote of Volcano stockholders is required in connection with the merger. The merger also has been approved by the requisite vote of the Axsun stockholders.
     All employees of Axsun are expected to remain as employees following closing of the merger. In addition, certain key employees entered into offer letter and noncompetition agreements with Volcano.
     Volcano anticipates that the merger will close before year-end.
     A copy of the press release announcing the execution of the merger agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
     This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this news release regarding the Axsun acquisition, Volcano’s business and technology and Axsun’s business and technology that are not historical facts may be considered “forward-looking statements,” including statements regarding the expected benefits to Volcano of the acquisition, the complementary nature of each company’s technology and skill sets to the other, the expected market, including its size, to be addressed by Volcano’s products and Axsun’s products, Volcano’s potential development of OCT imaging systems utilizing Axsun’s technology and long-term goals from the Axsun acquisition, the features of Axsun’s technology, the timing of the introduction of Axsun’s imaging systems, and its benefits and potential and the expected financial impact of the acquisition. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted including risks and uncertainties relating to the integration of acquisitions and unexpected costs incurred in connection with acquisitions and other risks detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Volcano Corporation on December 23, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation
Dated: December 23, 2008	By:	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by Volcano Corporation on December 23, 2008

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